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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

         Date of report (Date of earliest event reported) June 25, 2004
                                                          -------------

                                   ALTEON INC.
               (Exact Name of Registrant as Specified in Charter)

    Delaware                   001-16043                   13-3304550
    --------                   ---------                   ----------
 (State or Other Juris-       (Commission                (I.R.S. Employer
 diction of Incorporation)    File Number)             Identification No.)

                  6 Campus Drive, Parsippany, New Jersey    07054
                  -----------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)

        Registrant's telephone number, including area code (201) 934-5000
                                                           --------------

          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


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Item 5. Other Events

        The following is the text of a press release issued on June 28, 2004 by Alteon Inc. ("Alteon"):

                                    * * * * *

            ALTEON RAISES UP TO $12.8 MILLION IN SALE OF COMMON STOCK

                     - Initial Closing to Raise $8 Million -

Parsippany, New Jersey, June 28, 2004 - Alteon Inc. (AMEX: ALT) announced today that it has entered into agreements with new and existing institutional investors to sell 8 million shares of common stock at $1.00 per share, for net proceeds after expenses and fees of approximately $7.6 million. The agreements are subject to customary closing conditions. The Company also agreed to sell to these investors a second tranche of 3.2 million additional shares of the Company's common stock at a purchase price of $ 1.50 per share, by a date no later than December 31, 2004 if the investors so elect. The shares are offered through a prospectus supplement pursuant to the Company's effective shelf registration statement previously filed with the Securities and Exchange Commission. Rodman & Renshaw, LLC served as placement agent in this transaction.

Proceeds from the financing are expected to be used primarily to fund the Company's ongoing Phase 2 systolic hypertension and heart failure clinical development programs of alagebrium chloride (ALT-711), Alteon's lead A.G.E. Crosslink Breaker.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications. Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. Alteon's lead compound alagebrium chloride (formerly ALT-711), the only A.G.E. Crosslink Breaker in advanced human testing, has demonstrated safety and efficacy in several Phase 2 trials and is actively being developed for systolic hypertension and heart failure. Ongoing clinical trials include SPECTRA (Systolic Pressure EffiCacy and Safety TRial of Alagebrium) and PEDESTAL (Patients with Impaired Ejection Fraction and Diastolic Dysfunction: Efficacy and Safety Trial of ALagebrium). For more information on Alteon, visit the company's website at www.alteon.com.

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                                      # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    * * * * *

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

        1.1 Letter Agreement by and between Rodman & Renshaw, LLC and Alteon Inc. dated as of June 15, 2004

        10.1  Form of Stock Purchase Agreement

        5.1 Opinion of Stevens & Lee, P.C. regarding the validity of the shares being sold pursuant to the Stock Purchase Agreement and Prospectus Supplement

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Alteon Inc.

                                          By:   /s/ Kenneth Moch
                                                ---------------------------
                                                Kenneth I. Moch
                                                Chairman, President & CEO

Dated: June 28, 2004